Consent of Independent Auditors



          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CompuMed, Inc. 1992 Stock Option Plan of our report dated November 29, 1995, with respect to the consolidated financial statements of CompuMed, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP



          Los Angeles, California
          June 28, 1996